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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Dr Pepper Snapple Group, Inc. of our report dated November 18, 2015 relating to the financial statements of Maple Parent Holdings Corp. formerly known as Keurig Green Mountain Inc. and its subsidiaries (Predecessor), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 14, 2018

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM